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                                   SCHEDULE A
                                   ----------

                            VOYAGEUR MUTUAL FUNDS III

                         SHAREHOLDER SERVICES AGREEMENT

                                APPLICABLE SERIES

                         EFFECTIVE AS OF AUGUST 24, 2001




Delaware Core Equity Fund
Delaware Select Growth Fund


















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
AGREED AND ACCEPTED:

DELAWARE SERVICE COMPANY, INC.                     VOYAGEUR MUTUAL FUNDS III
                                                   for its series set forth in this Schedule A



By:    DOUGLAS L. ANDERSON                         By:    DAVID K. DOWNES
       --------------------------------                   ----------------------------------
Name:  Douglas L. Anderson                         Name:  David K. Downes
Title: Senior Vice President/Operations            Title: President/Chief Executive Officer/
                                                          Chief Financial Officer
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